Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. to Present at the KBW 2016 Community Bank Investor Conference

MIDDLEFIELD, OHIO, July 26, 2016 ¿¿¿¿ Middlefield Banc Corp. (NASDAQ: MBCN) will be attending the Keefe, Bruyette & Woods 2016 Community Bank Investor Conference in New York City on August 2, 2016.

Thomas G. Caldwell, President and Chief Executive Officer and Donald L. Stacy, Chief Financial Officer will present on Tuesday, August 2, 2016, at 3:30 PM ET. The presentation will be broadcasted live and a replay will be available for 180 days after the presentation at http://wsw.com/webcast/kbw35/mbcn.

A copy of the presentation will be available on www.middlefieldbank.bank.

About Middlefield

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is a bank holding company with total assets of $760.1 million at June 30, 2016. The bank operates 10 full service banking centers and an LPL Financial® brokerage office serving Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank.